EXHIBIT 3.1d

Filed in the Office of	Business Number E0215212012-2
Barbara K. Cegavske (signature)	Filing Number 20211746351
Secretary of State State Of Nevada	Filed On 9/10/2021 11:31:00 AM
	Number of Pages 10

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☒ Certificate of Designation

☐ Certificate of Amendment to Designation - Before Issuance of Class or Series

☐ Certificate of Amendment to Designation - After Issuance of Class or Series

☐ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: CGS INTERNATIONAL, INC. Entity or Nevada Business Identification Number (NVID): NV20121246482
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing: Series A, B and C Preferred Stock (See attached)
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☒ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* Series A, B and C Preferred Stock (See attached)
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X Francisco Acosta (signature) Signature of Officer Date: 09/09/2021

* Attach additional page(s) if necessary

This form must be accompanied by appropriate fees.

CERTIFICATE OF DESIGNATION
OF RIGHTS, PREFERENCES AND PRIVILEGES OF
SERIES A, SERIES B & SERIES C
PREFERRED STOCK
OF
CGS INTERNATIONAL, INC.

Pursuant to **Section NRS 78.1955** of the Nevada Statutes, CGS International, Inc., a corporation organized and existing under laws of the State of Nevada (the "Company"), does hereby submit the following:

WHEREAS, pursuant to the Company's Restated Articles of Incorporation, as amended, the Company has 300,000,000 shares of common stock, par value $0.001 per share ("Common Stock"), and 75,000,000 shares of blank check preferred stock, par value $0.001 (the "Preferred Stock"), outstanding, and the Company's Board of Directors is authorized to issue and establish one or more class(es) of the Preferred Stock and to fix the designation, rights, preferences, powers, restrictions and limitations thereof; and,

WHEREAS, no class of the Preferred Stock has been designated, and no shares of Preferred Stock have heretofore been issued; and,

WHEREAS, it is the desire of the Company to establish and fix the number of shares to be included in new classes of Preferred Stock, and to set the designation, rights, preferences and limitations of the shares of such new classes; and,

NOW, THEREFORE, BE IT RESOLVED, that, pursuant to the authority conferred upon the Company's Board of Directors, the Board does hereby provide for the issuance of the following classes of Preferred Stock and to set, establish, fix and herein state and express, by this Certificate of Designation (the "Certificate of Designation"), the designation, rights, preferences, powers, restrictions and limitations of such classes of Preferred Stock as follows:

THE SERIES A PREFERRED STOCK

1. **DESIGNATION AND AMOUNT.** There shall be a class of Series A Preferred Stock that shall be designated as "Series A Preferred Stock" (the "Series A Preferred Stock") and the number of shares (the "Shares") constituting such class shall be 10,000,000 par value $0.001. The rights, preferences, powers, restrictions, and limitations of the Series A Preferred Stock shall be as set forth herein:

A. **Issuance of Shares.** Each Share of Series A Preferred Stock shall be issuable by a vote of a majority of the Board of Directors.

B. **Dividends.** Distributions may be paid on the Series A Preferred Stock as and when declared by the Board of Directors, subject, however, to the prior and superior rights of the holders of senior securities, if any. In addition, the Holders of record shall be entitled to receive (without regard to the limitations on the conversion of the Series A Preferred Stock contained in this Certificate of Designation), as, when, and if declared by the Board of Directors, Distributions in the same per share amount as paid on the Common Stock, and no Distributions shall be payable on junior securities or parity securities unless an identical distribution is payable at the same time on the Series A Preferred Stock.

C. **Rank and Liquidation.**

(i) Rank. With respect to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, all Shares of the Series A Preferred Stock shall rank senior to all Common Stock and any other class of securities that is specifically designated as junior to the Series A Preferred Stock ("Junior Securities").

(ii) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, before any payment shall be made to the holders of Junior Securities by reason of their ownership thereof.

D. Conversion Rights. The Series A Preferred Stock is not convertible into shares of the Company's common stock.

E. Voting Rights. Each holder of Series A Preferred Stock shall be entitled to one hundred (100) votes for each share of Series A Preferred Stock held as of the applicable record date on any matter that is submitted to a vote of the shareholders of the Company (including, without limitation, any matter voted on at a shareholders' meeting).

F. Redemption. The Series A Preferred Stock is Non-Redeemable and Non-Callable.

G. Adjustment. In the event that the Company shall, at any time after the issuance of any share of Series A Preferred Stock, (a) declare any dividend on Common Stock payable in shares of Common Stock, (b) subdivide or effectuate any stock-split of the outstanding Common Stock or (c) combine or recapitalize the outstanding Common Stock into a different number of shares, then in each such case the Company shall simultaneously effect a proportional adjustment to the number of outstanding shares of Series A Preferred Stock.

H. Consolidation, Merger, Etc. In the event the Company enters into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed into preferred stock of the surviving Company with the same rights and preferences as the Series A Preferred Stock.

I. Protective Provisions. So long as any shares of Series A Preferred Stock are issued and outstanding, the Company will not (including by means of merger, consolidation or otherwise), without obtaining the approval (by vote or written consent) of the Holders of a majority of the issued and outstanding shares of Series A Preferred Stock, (a) issue additional amounts or classes of senior securities, (b) modify the terms of the Series A Preferred Stock so as to significantly and adversely affect its rights or preference, as reasonably determined by the Holders, (c) liquidate, dissolve or wind-up the business and affairs of the Company in any form of transaction, or consent to any of the foregoing, (d) pay dividends when preferred dividends on the Series A Preferred Stock are in arrears or (e) take any other action which, under the laws of Nevada or any other applicable law, requires the prior approval (by vote or written consent) of the Series A Preferred Stock voting as a separate class.

THE SERIES B PREFERRED STOCK

2. DESIGNATION AND AMOUNT. There shall be a class of Series B Preferred Stock that shall be designated as "Series B Preferred Stock" (the "Series B Preferred Stock") and the number of shares (the "Shares") constituting such class shall be 10,000,000 par value $0.001. The rights, preferences, powers, restrictions, and limitations of the Series B Preferred Stock shall be as set forth herein:

A. Issuance of Shares. Each Share of Series B Preferred Stock shall be issuable by a vote of a majority of the Board of Directors.

B. Dividends. Distributions may be paid on the Series B Preferred Stock as and when declared by the Board of Directors, subject, however, to the prior and superior rights of the holders of senior securities, if any. In addition, the Holders of record shall be entitled to receive, on a fully converted basis (without regard to any limitations on the conversion of the Series B Preferred Stock contained in this Certificate of Designation), as, when, and if declared by the Board of Directors, distributions in the same per share amount as paid on the Common Stock, and no distributions shall be payable on junior securities or parity securities unless an identical distribution is payable at the same time on the Series B Preferred Stock.

C. Rank and Liquidation.

(i) Rank. With respect to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, all Shares of the Series B Preferred Stock shall rank senior to all Common Stock and pari passu to the Series A Preferred Stock.

(ii) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Shares of Series B Preferred Stock then outstanding shall be

entitled to be paid out of the assets of the Company available for distribution to its shareholders, before any payment shall be made to the holders of Junior Securities by reason of their ownership thereof.

D. Conversion. Holders of Series Preferred Shares shall have the right, exercisable at any time and from time to time (unless otherwise prohibited by law, rule or regulation), to convert any or all their shares of the Series B Preferred Shares into Common Stock at a conversion ratio of one (1) share of Series B Preferred Shares for five (5) shares of the Common Stock of the Company ("Conversion Price"), such conversion is subject to the following adjustments, terms, and conditions of this Section 2.

(i) Conversion Mechanics. A Holder may elect to convert any or all of such Holder's shares of Series B Preferred Stock into a number of shares of Common Stock equal to the Conversion Price, at any time in whole or from time to time in part upon written notice delivered to the Company (at the registered office of the Company or at any office of any agent or agents of the Company, as may be designated by the Board of Directors, who shall provide prompt notice of such designation to the Holders) specifying the number of shares of Series B Preferred Stock such Holder is electing to convert ("Conversion Notice"), accompanied by, if applicable, the duly endorsed certificate or certificates evidencing outstanding shares of Series B Preferred Stock ("Certificate(s)" and together with the Conversion Notice, the "Conversion Documents"). The conversion date for such conversion shall be the date on which the Company actually receives the Conversion Documents (the "Conversion Date") and the person or entity entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on the Conversion Date.

(ii) Delivery. Upon receipt by the Company of the Conversion Documents, the Company shall, as soon as practicable, but in any event within five Trading Day thereafter, send, via email, a confirmation of receipt and copies of such Conversion Documents to such Holder and to the Company's Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and as soon as practicable following the Conversion Date and (A) provided the Transfer Agent is participating in the The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or if such Holder elected (in the Conversion Notice) to not have the shares of Common Stock credited to such Holder's balance account with DTC, issue and deliver, to the address as specified in the Conversion Notice, one or more certificates representing shares of Common Stock to which such Holder shall be entitled. In the event less than all of the shares of Series B Preferred Stock represented by a Certificate are being converted into Common Stock by the Holder, a new Certificate, of like tenor, at the Company's sole cost and expense, shall be issued and delivered to the Holder representing the number of such shares of Series B Preferred Stock that are not being converted.

(iii) Post-Conversion. From, and after the Conversion Date, the shares of Series B Preferred Stock to be converted on such Conversion Date will no longer be deemed to be outstanding and all rights of the Holder as Holder (except the right to receive the Common Stock upon conversion) shall cease and terminate with respect to such shares; provided that a Holder shall be entitled to receive any distributions that were declared prior to, but remain unpaid as of, the Conversion Date; provided further that in the event that a share of Series B Preferred Stock is not converted due to a default by the Company or because the Company is otherwise unable to issue the requisite shares of Common Stock, such share of Series B Preferred Stock will remain outstanding and will be entitled to all of the rights as provided herein.

(iv) Remedies. The Company acknowledges that a breach by it of its obligations under this Section 2.D. will cause irreparable harm to a Holder. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 2.D. will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 2.D, that a Holder shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance, without the necessity of showing economic loss and without any bond or other security being required.

(v) Reservation of Shares Issuable Upon Conversion. The Company will at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of effecting the conversion of the Series B Preferred Stock such number of shares of Common Stock as will from time to

time be sufficient to effect the conversion of all outstanding Series B Preferred Stock that would be issuable upon the full conversion of all outstanding Series B Preferred Stock, without regard to any limitations on conversions contained in this Certificate of Designations (the "Required Reserve Amount"). If at any time while any shares of Series B Preferred Shares remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Series B Preferred Stock at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the shares of Series B Preferred Stock then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 60 days after the occurrence of such Authorized Share Failure, the Company shall file a proxy statement for a special meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause the Board of Directors to unanimously recommend to the stockholders that they approve such proposal.

(vi) Limitation on Beneficial Ownership. Notwithstanding anything to the contrary contained in this Certificate of Designation, the shares of Series B Preferred Stock held by a Holder shall not be convertible by such Holder to the extent (but only to the extent) that such Holder or any of its affiliates would beneficially own in excess of 4.9% (the "4.9 Maximum Percentage") of the then existing Voting Stock of the Company. "Voting Stock" shall mean the common stock or any other class of stock of the Company which is entitled to vote generally with the Common Stock upon the election of directors and other matters duly submitted to a general vote of the Company's shareholders. To the extent the above limitation applies, the determination of whether the shares of Series B Preferred Stock held by such Holder shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by such Holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by such Holder and its affiliates) shall, subject to such 4.9 Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability of a Holder to convert shares of Series B Preferred Stock pursuant to this Section 2.D shall have any effect on the applicability of the provisions of this Section 2.D with respect to any subsequent determination of convertibility. For purposes of this Section 2.D, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Act and the rules and regulations promulgated thereunder. The provisions of this Section 2.D shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 2.D to correct this Section 2.D (or any portion hereof) which may be defective or inconsistent with the intended 4.9 Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such 4.9 Maximum Percentage limitation. The limitations contained in this Section 2.D shall apply to a successor holder of shares of Series B Preferred Stock. The holders of Voting Stock shall be third party beneficiaries of this Section 2.D and the Company may not amend or waive this Section 2.D without the consent of holders of a majority of its Voting Stock. For any reason at any time, upon the written or oral request of a Holder, the Company shall within one (1) Business Day confirm orally and in writing to such Holder the number of shares of Voting Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock.

E. **Voting Rights.** The Series B Preferred Shares shall be Non-Voting.

F. **Redemption.** The Series B Preferred Stock is Non-Redeemable and Non-Callable.

G. **Adjustment.** In the event that the Company shall, at any time after the issuance of any Share of Series B Preferred Stock, (a) declare any dividend on Common Stock payable in shares of Common Stock, (b) subdivide or effectuate any stock-split of the outstanding Common Stock or (c) combine or recapitalize the outstanding Common Stock into a different number of shares, then in each such case the Company shall simultaneously effect a proportional adjustment to the number of outstanding Shares of Series B Preferred Stock.

H. Consolidation, Merger, Etc. In the event the Company enters into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Shares of Series B Preferred Stock shall at the same time be similarly exchanged or changed into preferred stock of the surviving Company with the same rights and preferences as the Series B Preferred Stock.

I. Protective Provisions. So long as any shares of Series B Preferred Stock are issued and outstanding, the Company will not (including by means of merger, consolidation or otherwise), without obtaining the approval (by vote or written consent) of the Holders of a majority of the issued and outstanding shares of Series B Preferred Stock, (a) issue additional amounts or classes of Senior Securities, (b) modify the terms of the Series B Preferred Stock so as to significantly and adversely affect its rights or preference, as reasonably determined by the Holders, (c) liquidate, dissolve or wind-up the business and affairs of the Company in any form of transaction, or consent to any of the foregoing, (d) pay dividends when preferred dividends on the Series B Preferred Stock are in arrears or (e) take any other action which, under the laws of Nevada or any other applicable law, requires the prior approval (by vote or written consent) of the Series B Preferred Stock voting as a separate class.

THE SERIES C PREFERRED STOCK

3. DESIGNATION AND AMOUNT. There shall be a class of Series C Preferred Stock that shall be designated as "Series C Preferred Stock" (the "Series C Preferred Stock") and the number of shares (the "Shares") constituting such class shall be 10,000,000 par value $0.001. The rights, preferences, powers, restrictions and limitations of the Series C Preferred Stock shall be as set forth herein:

A. Issuance of Shares. Each Share of Series C Preferred Stock shall be issuable by a vote of a majority of the Board of Directors.

B. Dividends. Distributions may be paid on the Series C Preferred Stock as and when declared by the Board of Directors, subject, however, to the prior and superior rights of the holders of Senior Securities, if any. In addition, the Holders of record shall be entitled to receive, on a fully converted basis (without regard to any limitations on the conversion of the Series C Preferred Stock contained in this Certificate of Designation), as, when, and if declared by the Board of Directors, Distributions in the same per share amount as paid on the Common Stock, and no Distributions shall be payable on Junior Securities or Parity Securities unless an identical Distribution is payable at the same time on the Series C Preferred Stock.

C. Rank and Liquidation.

(i) Rank. With respect to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, all Shares of the Series C Preferred Stock shall rank senior to all Common Stock and pari passu to the Series A Preferred Stock.

(ii) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders before any payment shall be made to the holders of Junior Securities by reason of their ownership thereof.

D. Hold Period. Holders of the Series C Preferred Stock must hold their Preferred shares for: (i) a period one (1) year; or, (ii) until September 30, 2022, whichever is shorter, prior to converting their Series C Preferred Shares to Common Shares, as set forth herein.

E. Conversion. Holders of Series C Preferred Shares shall have the right, exercisable as per the limitations as set forth in Section 3.D hereof, (unless otherwise prohibited by law, rule or regulation), to convert any or all their shares of the Series C Preferred Shares into Common Stock at a conversion ratio of one (1) share of Series C Preferred Shares for five (5) shares of the Common Stock of the Company ("Conversion Price"), such conversion is subject to the following adjustments, terms, and conditions of this Section 3.

(i) Conversion Mechanics. A Holder may elect to convert any or all of such Holder's shares of Series C Preferred Stock into a number of shares of Common Stock equal to the Conversion Price, at any time in whole or from time to time in part upon written notice delivered to the Company (at the registered

office of the Company or at any office of any agent or agents of the Company, as may be designated by the Board of Directors, who shall provide prompt notice of such designation to the Holders) specifying the number of shares of Series C Preferred Stock such Holder is electing to convert ("Conversion Notice"), accompanied by, if applicable, the duly endorsed certificate or certificates evidencing outstanding shares of Series C Preferred Stock ("Certificate(s)" and together with the Conversion Notice, the "Conversion Documents"). The conversion date for such conversion shall be the date on which the Company actually receives the Conversion Documents (the "Conversion Date") and the person or entity entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on the Conversion Date.

(ii) Delivery. Upon receipt by the Company of the Conversion Documents, the Company shall, as soon as practicable, but in any event within five Trading Day thereafter, send, via email, a confirmation of receipt and copies of such Conversion Documents to such Holder and to the Company's Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and as soon as practicable following the Conversion Date and (A) provided the Transfer Agent is participating in the The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or if such Holder elected (in the Conversion Notice) to not have the shares of Common Stock credited to such Holder's balance account with DTC, issue and deliver, to the address as specified in the Conversion Notice, one or more certificates representing shares of Common Stock to which such Holder shall be entitled. In the event less than all of the shares of Series C Preferred Stock represented by a Certificate are being converted into Common Stock by the Holder, a new Certificate, of like tenor, at the Company's sole cost and expense, shall be issued and delivered to the Holder representing the number of such shares of Series C Preferred Stock that are not being converted.

(iii) Post-Conversion. From, and after the Conversion Date, the shares of Series C Preferred Stock to be converted on such Conversion Date will no longer be deemed to be outstanding and all rights of the Holder as Holder (except the right to receive the Common Stock upon conversion) shall cease and terminate with respect to such shares; provided that a Holder shall be entitled to receive any distributions that were declared prior to, but remain unpaid as of, the Conversion Date; provided further that in the event that a share of Series C Preferred Stock is not converted due to a default by the Company or because the Company is otherwise unable to issue the requisite shares of Common Stock, such share of Series C Preferred Stock will remain outstanding and will be entitled to all of the rights as provided herein.

(iv) Remedies. The Company acknowledges that a breach by it of its obligations under this Section 3.E. will cause irreparable harm to a Holder. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.E. will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 3.E, that a Holder shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance, without the necessity of showing economic loss and without any bond or other security being required.

(v) Reservation of Shares Issuable Upon Conversion. The Company will at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of effecting the conversion of the Series C Preferred Stock such number of shares of Common Stock as will from time to time be sufficient to effect the conversion of all outstanding Series C Preferred Stock that would be issuable upon the full conversion of all outstanding Series C Preferred Stock, without regard to any limitations on conversions contained in this Certificate of Designations (the "Required Reserve Amount"). If at any time while any shares of Series C Preferred Shares remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Series C Preferred Stock at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the shares of Series C Preferred Stock then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 60 days after the occurrence of such Authorized Share Failure, the Company shall file a proxy statement for a

special meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause the Board of Directors to unanimously recommend to the stockholders that they approve such proposal.

(vi) Limitation on Beneficial Ownership. Notwithstanding anything to the contrary contained in this Certificate of Designation, the shares of Series C Preferred Stock held by a Holder shall not be convertible by such Holder to the extent (but only to the extent) that such Holder or any of its affiliates would beneficially own in excess of 4.9% (the "4.9 Maximum Percentage") of the then existing Voting Stock of the Company. "Voting Stock" shall mean the common stock or any other class of stock of the Company which is entitled to vote generally with the Common Stock upon the election of directors and other matters duly submitted to a general vote of the Company's shareholders. To the extent the above limitation applies, the determination of whether the shares of Series C Preferred Stock held by such Holder shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by such Holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by such Holder and its affiliates) shall, subject to such 4.9 Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability of a Holder to convert shares of Series C Preferred Stock pursuant to this Section 3.E shall have any effect on the applicability of the provisions of this Section 3.E with respect to any subsequent determination of convertibility. For purposes of this Section 3.E, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Act and the rules and regulations promulgated thereunder. The provisions of this Section 3.E shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 3.E to correct this Section 3.E (or any portion hereof) which may be defective or inconsistent with the intended 4.9 Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such 4.9 Maximum Percentage limitation. The limitations contained in this Section 3.E shall apply to a successor holder of shares of Series C Preferred Stock. The holders of Voting Stock shall be third party beneficiaries of this Section 3.E and the Company may not amend or waive this Section 3.E without the consent of holders of a majority of its Voting Stock. For any reason at any time, upon the written or oral request of a Holder, the Company shall within one (1) Business Day confirm orally and in writing to such Holder the number of shares of Voting Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock.

F. Voting Rights. The Series C Preferred Shares shall be Non-Voting.

G. Redemption. The Series C Preferred Stock is Non-Redeemable and Non-Callable.

H. Adjustment. In the event that the Company shall, at any time after the issuance of any Share of Series C Preferred Stock, (a) declare any dividend on Common Stock payable in shares of Common Stock, (b) subdivide or effectuate any stock-split of the outstanding Common Stock or (c) combine or recapitalize the outstanding Common Stock into a different number of shares, then in each such case the Company shall simultaneously effect a proportional adjustment to the number of outstanding Shares of Series C Preferred Stock.

I. Consolidation, Merger, Etc. In the event the Company enters into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Shares of Series C Preferred Stock shall at the same time be similarly exchanged or changed into preferred stock of the surviving Company with the same rights and preferences as the Series C Preferred Stock.

J. Protective Provisions. So long as any shares of Series C Preferred Stock are issued and outstanding, the Company will not (including by means of merger, consolidation or otherwise), without obtaining the approval (by vote or written consent) of the Holders of a majority of the issued and outstanding shares of Series C Preferred Stock, (a) issue additional amounts or classes of Senior Securities, (b) modify the terms of the Series C Preferred Stock so as to significantly and adversely affect its rights or preference, as reasonably determined by the Holders, (c) liquidate, dissolve or wind-up the business and affairs of the Company in any form of transaction, or consent to any of the foregoing, (d) pay dividends when preferred dividends on the Series C Preferred Stock are in arrears or (e) take any other action which, under the laws of Nevada or any other applicable law, requires the prior

approval (by vote or written consent) of the Series C Preferred Stock voting as a separate class.

4. **ASSUMPTION**. Upon the occurrence of any Reorganization, the Company shall cause the Surviving Party to, and the Surviving Party shall, be substituted for the Company (so that from and after the date of such Reorganization, the provisions of this Certificate of Designations referring to the "Company" shall refer instead to such Surviving Party) and succeed to and assume all of the obligations, rights and powers of the Company under this Certificate of Designations with the same effect as if such Surviving Party had been named as the Company herein with respect to the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of any Holder who elects such assumption. Upon consummation of such Reorganization, the Surviving Party shall deliver to each Holder that (a) did not elect to treat such Reorganization (if such Reorganization constitutes a Change in Control) as a Deemed Liquidation with respect to all such Holder's shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and (b) elected to have such Surviving Party succeed to the Company's obligations hereunder, confirmation that there shall be issued upon conversion of the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock at any time after the consummation of such Reorganization, in lieu of the shares of Common Stock issuable upon the conversion of the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock prior to such Reorganization, such shares of common stock (or their equivalent) of the Surviving Party, as adjusted to reflect the value of such Reorganization, in accordance with the provisions of this Certificate of Designations. The provisions of this Section 4 shall apply similarly and equally to successive Reorganizations and shall be applied without regard to any limitations on the conversion of the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

5. **TAXES**. If the Company believes that it is required to make a deduction or withholding for or on account of tax from a payment due to a Holder under this Certificate of Designations (or that there is a change in the rate or the basis of such deduction or withholding), the Company shall notify the affected Holders promptly and provide such Holders with a reasonable opportunity to provide any necessary information that may enable the Holders to avoid such deduction or withholding. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Stock upon conversion or due upon the issuance of a new Certificate for any shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock not converted, except for any documentary, stamp or similar issue or transfer tax due because any shares of Common Stock or Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are issued in a name other than the name of the converting Holder.

6. **NOTICES**. Any notice required by the provisions hereof to be given must be made in writing and will be deemed delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) one Business Day after deposit with an overnight courier service or (iv) five days after being sent by certified or registered mail, in each case properly addressed to the party to receive such notice. Unless the Company otherwise provides the Holders notice thereof in accordance with this Section 6, the Company's address for notices hereunder shall be **1111 South Room Street, #100 Carson City, NV 89702.**

7. **RECORD HOLDERS**. To the fullest extent permitted by law, the Company will be entitled to recognize the Holder of record as the true and lawful owner thereof for all purposes and will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it will have express or other notice thereof.

8. **NO PREEMPTIVE RIGHTS**. Except as otherwise set forth in any agreement with the Company, no share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock has any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

9. **OTHER RIGHTS**. The shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock have no rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or as provided by applicable law.

10. **WAIVER.** Any of the rights, powers, preferences and other terms of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock set forth herein may be waived on behalf of a holder of Shares in its sole discretion.

11. **ASSIGNMENT**. Each Holder of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be entitled to transfer some or all of its Shares to one or more affiliated partnerships or funds managed by it or any of such holder's respective directors, officers or partners; provided, however, that any such transferee agrees in writing to be subject to the identical terms of any conversion and/or related agreements entered into by the holder thereof in connection with the issuance of the transferred Shares with the unanimous consent of the Board of Directors, which consent will not be unreasonably withheld.

IN WITNESS WHEREOF, by order of the Board of Directors this Certificate of Designation is executed on behalf of the Company by its President on September 9, 2021.

CGS INTERNATIONAL, INC.

Francisco Acosta

By: Francisco Ariel Acosta
Its: President